2002-HE1
Payment Date	06/25/2002

Servicing Certificate	Group 1A	Group 1B
Beginning Pool Balance	387,100,498.91	0.00
Beginning PFA	12,899,501.09	0.00
Ending Pool Balance	393,808,406.94	-
Ending PFA Balance	5,000,154.75	-
Principal Collections	18,687,460.38	-
Principal Draws	17,496,022.07	-
Net Principal Collections	-	-
Active Loan Count	14,156	-

Interest Collections	1,492,324.73	-

Net Weighted Average Coupon Rate	5.46000%	-0.62000%
Substitution Adjustment Amount	0.00	0.00

	Beginning	Ending				Interest	Security
Term Notes	Balance	Balance	Factor	Principal	Interest	Shortfalls	%	Coupon
Class I - A - 1	100,000,000.00	100,000,000.00	1.0000000	0.00	160,222.22	0.00	25.00%	2.060%
Class I - A - 2	300,000,000.00	300,000,000.00	1.0000000	0.00	485,333.33	0.00	75.00%	2.080%
Class I-A-1 - VF - 1	0.00	0.00	-	0.00	0.00	0.00	0.00%	2.060%
Certificates	-	-	-	-	931,896.83	-	-	-

Loan Group 1A		of Balance
Beginning Overcollateralization Amount	0.00		Credit Enhancement Draw Amount	0.00
Overcollateralization Amount Increase (Decrease)	0.00		Unreimbursed Prior Draws	0.00
Outstanding Overcollateralization Amount	0.00	0.00%
Required Overcollateralization Amount	2,400,000.00

Credit Enhancement Draw Amount	0.00
Unreimbursed Prior Draws	0.00		Credit Enhancement Draw Amount	0.00
Overcollateralization Amount Increase (Decrease)	0.00		Unreimbursed Prior Draws	0.00
Outstanding Overcollateralization Amount	0.00
Required Overcollateralization Amount	#DIV/0!

Loan Group 1A
Group	Balance	of Loans	of Balance
Delinquent Loans (30 Days)*	1,152,882.97	28	0.29%
Delinquent Loans (60 Days)*	114,827.18	5	0.03%
Delinquent Loans (90 Days)*	114,938.39	2	0.03%
Delinquent Loans (120 Days)*	-	0	0.00%
Delinquent Loans (150 Days)*	-	0	0.00%
Delinquent Loans (180 Days)*	-	0	0.00%
REO	-	0	0.00%
FC	-	0	0.00%
BK	-	0	0.00%
*Delinquency Figures do not Include Foreclosures, REO and Bankruptcy.
Loan Group 1B
Group	Balance	of Loans	of Balance
Liquidation Loss Amounts	Loan Group 1A	0	#VALUE!
		0	0.00%
Beginning Loss Amount	0.00	0	0.00%
Current Month Loss Amount	0.00	0	0.00%
Current Month Recoveries	0.00	0	0.00%
Net Ending Loss Amount	0.00	0	0.00%
REO	-	0	0.00%
FC	-	0	0.00%
BK	-	0	0.00%

*Delinquency Figures Include Foreclosures, REO and Bankruptcy.

Capitalized Interest Account	Loan Group 1A		Capitalized Interest Account LG1B